Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated July 30, 2004, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2004.


/s/ S.R. Snodgrass, A.C.

Wexford, PA
September 22, 2004